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                                                                      EXHIBIT 11

                              FINE HOST CORPORATION
                          Computation of Per Share Loss
                  (amounts in thousands, except per share data)



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                                                           Three Months Ended                  Six Months Ended
                                                   -------------------------------     -----------------------------
                                                      June 25,          June 26,         June 25,         June 26,
                                                        1997              1996             1997             1996
                                                   -------------      ------------     ------------     ------------
                                                            (as restated)                      (as restated)
Loss applicable to Common Stock                        $(3,580)           $(1,234)        $(6,058)          $(2,235)
Stock warrant accretion                                     --               (260)             --            (1,300)
                                                   ------------       ------------     ------------     ------------
Net loss attributable to Common
      Stockholders                                     $(3,580)           $(1,494)        $(6,058)          $(3,535)
                                                   ------------       ------------     -----------      ------------
                                                   ------------       ------------     -----------      ------------

Weighted average number of common shares
      Outstanding  (Basic)                               8,904              2,378           8,314             2,213
Average convertible Preferred shares
      outstanding                                           --                 --              --                --
Assumed conversion of:
      Warrants                                              --                 --              --                --
      Options                                               --                 --              --                --
      Subordinated Notes                                    --                 --              --                --
                                                   ------------       ------------     -----------      ------------
Average number of shares of Common Stock
      outstanding                                        8,904              2,378           8,314             2,213
                                                   ------------       ------------     -----------      ------------
                                                   ------------       ------------     -----------      ------------

Net loss per share                                   $    (.40)          $   (.63)       $   (.73)          $ (1.60)
                                                   ------------       ------------     -----------      ------------
                                                   ------------       ------------     -----------      ------------
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